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                                                                    EXHIBIT 99.1

PRESS RELEASE                                                   [INHIBITEX LOGO]
                                                               www.inhibitex.com

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CONTACTS:
INHIBITEX, INC.
Russell H. Plumb         Lilian Stern (Investors)        Kathryn Morris (Media)
Chief Financial Officer  Stern Investor Relations, Inc.  KMorrisPR
(678) 746-1136           (212) 362-1200                  (845) 635-9828
rplumb@inhibitex.com     lilian@sternir.com              kathryn@kmorrispr.com
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FOR IMMEDIATE RELEASE

                    INHIBITEX ANNOUNCES $41 MILLION FINANCING

ATLANTA, GA, August 18, 2005 -- Inhibitex, Inc. (Nasdaq: INHX) today announced that it has entered into definitive purchase agreements to raise approximately $41 million through a private placement of 5.0 million shares of common stock, at a price of $8.25 per share, to a group of institutional investors. The financing is expected to close on or before August 22, 2004.

The Company intends to use the net proceeds from this financing to continue the development of Veronate, further advance its Aurexis clinical program, fund the Company's preclinical and research programs, and for general corporate purposes.

The shares sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission ("SEC") or through an applicable exemption from SEC registration requirements. The shares were offered and sold only to institutional investors. The Company has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement. Lazard Capital Markets LLC acted as sole placement agent for the transaction.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of the Company.

ABOUT INHIBITEX

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has five drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company's most advanced product candidates are Veronate, which is currently being evaluated in a Phase III clinical trial for the prevention of hospital-associated infections in premature infants, and Aurexis, which is being evaluated in various clinical trials as a treatment for serious, life threatening infections caused by Staphylococcus aureus. The Company has retained all world-wide rights to Veronate and Aurexis, both of which have been granted Fast Track designation by the FDA. The Company's preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against

9005 Westside Parkway o Alpharetta, GA 30004 o Tel: (678) 746-1100 o Fax: (678) 746-1299
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MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding: the intended use of proceeds of the financing and the expected closing date of the private placement. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to the failure of the Company to close the private placement and other cautionary statements contained elsewhere herein, in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and in its Annual Report on Form 10-K for the year ended December 31, 2004. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company's business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this news release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex(R), MSCRAMM(R), Veronate(R), and Aurexis(R) are registered trademarks of Inhibitex, Inc.

9005 Westside Parkway o Alpharetta, GA 30004 o Tel: (678) 746-1100 o Fax: (678) 746-1299